STRADLING YOCCA CARLSON & RAUTH A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100
SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 2950 SAN FRANCISCO, CALIFORNIA 94104

	TELEPHONE	(415) 283-2240
	FACSIMILE	(415) 283-2255

SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101

	TELEPHONE	(805) 564-0065
	FACSIMILE	(805) 564-1044

March 28, 2005

Newport Corporation

1791 Deere Avenue

Irvine, California 92606

Re:        Newport Corporation, Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-1 (the “Registration Statement”) being filed by Newport Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,220,300 shares of the Company’s Common Stock, $0.1167 par value (the “Common Stock”), issued pursuant to the Stock Purchase Agreement, dated May 28, 2004, among the Company, Thermo Electron Corporation and certain related parties named therein. The shares of Common Stock may be offered for resale from time to time by and for the account of the selling stockholder as named in the Registration Statement.

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, it is our opinion that the 3,220,300 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, including any amendment thereto.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth